UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018
WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
Tampa, Florida		33634
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (813) 290-6200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01        Regulation FD Disclosure.

On September 26, 2018, WellCare Health Plans, Inc. (NYSE: WCG) entered into an asset purchase agreement and related agreements (the “agreements”) with Aetna Inc. (“Aetna”) to acquire Aetna’s entire standalone Medicare Part D prescription drug plan business (the “Aetna Part D business”), effective 11:59 p.m. on December 31, 2018. The Aetna Part D business had an aggregate of approximately 2.2 million members as of June 30, 2018. Per the terms of the agreements, Aetna will provide administrative services to, and retain the financial risk of, the Aetna Part D business through 2019. As a result, under generally accepted accounting principles, WellCare does not expect to recognize any revenue from the Aetna Part D business or it to affect its results of operations until 2020. WellCare expects to fund the full purchase price from a portion of available cash on hand.

Aetna is divesting the Aetna Part D business as part of CVS Health Corporation’s (“CVS Health’s”) proposed acquisition of Aetna (the “CVS Health Transaction”). As a result, closing of the acquisition of the Aetna Part D business is subject to the closing of the CVS Health Transaction, regulatory approvals and other customary closing conditions.

Completion of the CVS Health Transaction remains subject to federal and certain state regulatory approvals required in connection with that acquisition, including by the United States Department of Justice (the “DOJ”) and approvals from certain state departments of insurance and similar regulators, and the satisfaction of all closing conditions.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contain "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” and similar expressions are forward-looking statements. For example, statements regarding the timing, closing, manner of payment and financial impact of WellCare’s acquisition of the Aetna Part D business, as well as the CVS Health Transaction (the “transactions”) contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the transactions in a timely manner or at all, the failure to satisfy the conditions to the consummation of the transactions (including the receipt of approvals by federal and certain state regulatory approvals required in connection with the acquisition, including by the DOJ, and certain state departments of insurance and similar regulators), any requirements that may be imposed by such regulatory authorities as a condition to approving the transactions, adjustments to the purchase price, WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare's ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare's ability to address operational challenges related to new business, and WellCare's ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in WellCare’s filings with the U.S. Securities and Exchange Commission, included under the captions "Forward-Looking Statements" and "Risk Factors" in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2017, and in WellCare’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare's forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information is not intended to constitute a determination by WellCare that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
September 27, 2018	/s/ Andrew L. Asher Andrew L. Asher Executive Vice President and Chief Financial Officer